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                                                                     EXHIBIT 5.1

INTERNAL REVENUE SERVICE              DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
1100 COMMERCE STREET
DALLAS, TX 75242                      Employer Identification Number:
                                         73-1325906
Date:  AUG 12 1993                    File Folder Number:
                                         730013134
CHANDLER USA INC                      Person to Contact:
1006 MANVEL AVENUE                    JILL RUTHERFORD
CHANDLER, OK 74834                    Contact Telephone Number:
                                         (214) 767-1204
                                      Plan Name:
                                         CHANDLER USA INC
                                         401K THRIFT PLAN
                                      Plan Number: 001

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualifications of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publications.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated August 4, 1993. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

     This determination letter is applicable for the amendment(s) adopted on November 30, 1992.

     This determination letter is also applicable for the amendment(s) adopted on December 2, 1992.
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CHANDLER U S A INC

     This letter is based upon the certification and demonstrations you submitted pursuant to Revenue Procedure 91-66. Therefore, the certification and demonstrations are considered an integral part of this letter. Accordingly, YOU MUST KEEP A COPY OF THESE DOCUMENTS AS A PERMANENT RECORD OR YOU WILL NOT BE ABLE TO RELY ON THE ISSUES DESCRIBED IN REVENUE PROCEDURE 91-66.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                    Sincerely yours,

                                    /s/  Gary O. Booth

                                    Gary O. Booth
                                    District Director

Enclosures:
Publication 794